Sierra Pacific Resources
   |
   |
   |------- Sierra Pacific Power Company
   |
   |------- Nevada Power Company
   |
   |------- Tuscarora Gas Pipeline Company
   |
   |------- Sierra Energy Company d/b/a e-three
   |
   |------- Lands of Sierra, Inc.
   |
   |------- Sierra Pacific Energy Company
   |
   |
   |------- Portland General Electric Company
   |                |
   |                |------- 121 SW Salmon Street Corporation
   |                |
   |                |------- Portland General Transport Corporation
   |                |
   |                |------- Salmon Springs Hospitality Group
   |
   |
   |------- PGH II, Inc.
                    |
                    |------- Portland General Operations Company, Inc.
                    |
                    |------- Portland General Distribution Company
                    |
                    |------- Columbia-Willamette Development Company
                    |
                    |------- Enron MicroClimates Inc.
                    |
                    |------- Portland Energy Solutions Company, LLC
                    |
                    |------- Tule Hub Services Company
                    |
                    |------- Enron Distribution Services Company, LLC
                    |
                    |------- Columbia-Pacific Distribution Services Company, LLC